                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  ENStar Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                  ENSTAR INC.
                             6479 CITY WEST PARKWAY
                       EDEN PRAIRIE, MINNESOTA 55344-3246
                         ------------------------------

                                                                    May 23, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of ENStar Inc. to be held at 2:00 p.m. on Thursday, June 26, 1997 at the Marriot Southwest, 5801 Opus Parkway, Minnetonka, Minnesota.

     As you know, ENStar formerly was a wholly owned subsidiary of North Star Universal, Inc. ("NSU"). In connection with the transactions (collectively, the "Reorganization") consummated pursuant to a reorganization agreement entered into between NSU and Michael Foods, Inc. ("Michael"), NSU transferred to ENStar certain of its assets, including all of the shares of capital stock of its wholly owned subsidiaries, Americable, Inc. ("Americable") and Transition Networks, Inc. ("Transition"), and its common shares of CorVel Corporation ("CorVel"). Pursuant to the Reorganization, (i) NSU merged with Michael and (ii) the common stock of ENStar was distributed to the shareholders of NSU (the "Distribution") on February 28, 1997. As a result of the Distribution, ENStar ceased to be a subsidiary of NSU and became a publicly owned company, the common stock of which is quoted on the Nasdaq National Market under the symbol "ENSR." The meeting to be held on June 26, 1997, will be the first Annual Meeting of Shareholders of ENStar.

     The Notice of Annual Meeting and the Proxy Statement which follow describe the formal business to be transacted at the meeting. During the meeting we also will review the activities of the past year and items of general interest about the Company. Also, shareholders will be given the opportunity to ask questions.

     The items requiring shareholder approval are:

        1. election of a Board of Directors for the ensuing year and until their successors are elected and qualified; and

        2. such other business as may properly come before the meeting or any adjournment thereof.

     We recommend that you vote FOR the slate of directors that is set forth in the accompanying Proxy Statement.

     WHETHER OR NOT YOU CAN ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR TO VOTE IN PERSON IF YOU WISH TO ATTEND THE ANNUAL MEETING AND VOTE PERSONALLY.

                                          Sincerely

                                          Jeffrey J. Michael

                                          Jeffrey J. Michael
                                          President and Chief Executive Officer

                                  ENSTAR INC.
                             6479 CITY WEST PARKWAY
                       EDEN PRAIRIE, MINNESOTA 55344-3246
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ENStar Inc., a Minnesota corporation, will be held at 2:00 p.m. on June 26, 1997 at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota.

     This meeting is being held for the following purposes:

     1. To elect four persons to serve as directors until the next annual election of directors and until their successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

     ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 21, 1997, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors

                                          Thomas S. Wargolet
                                          Thomas S. Wargolet,
                                          Chief Financial Officer
                                          and Secretary

Minneapolis, Minnesota
May 23, 1997

                                  ENSTAR INC.
                             6479 CITY WEST PARKWAY
                       EDEN PRAIRIE, MINNESOTA 55344-3246

                         ------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 26, 1997

     This Proxy Statement is furnished to shareholders of ENStar Inc. ("ENStar" or the "Company"), 6479 City West Parkway, Eden Prairie, Minnesota 55344-3246, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 2:00 p.m. on June 26, 1997 at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343 (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about May 23, 1997.

     Shares represented by a proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted (i) for the election of the nominees for directors named in this Proxy Statement and (ii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the meeting. Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters. The Company has retained Norwest Bank Minnesota, National Association to tabulate and report on the votes cast by shareholders.

     A shareholder giving a proxy may revoke it any time prior to the voting of the proxy by filing with any officer of the Company a written notice of revocation or another proxy bearing a later date. Any written notice of revocation or subsequently dated proxy should be mailed or delivered to Thomas
S. Wargolet, Chief Financial Officer and Secretary, ENStar Inc., 6479 City West Parkway, Eden Prairie, Minnesota 55344-3246.

     The close of business on May 21, 1997 was fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date the Company had outstanding 3,304,279 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on all matters to come before the meeting. There is no cumulative voting.

     The Company is including with this Proxy Statement its Annual Report to Shareholders for the year ended December 31, 1996, which includes a copy of the Company's 1996 Form 10-K Report as filed with the Securities and Exchange Commission. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, ADDITIONAL COPIES OF THE COMPANY'S 1996 FORM 10-K REPORT BY WRITING TO ENSTAR INC., 6479 CITY WEST PARKWAY, EDEN PRAIRIE, MINNESOTA, 55344-3246, ATTENTION: CHIEF FINANCIAL OFFICER.

                             ELECTION OF DIRECTORS

     The Board of Directors has recommended that the number of directors to be elected for the coming year be set at four. The Board of Directors has nominated and recommended that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their respective successors are duly elected and qualified.

     Unless otherwise indicated thereon, the persons named in the enclosed form of proxy intend to vote FOR the election of the four nominees listed below. The affirmative vote of a majority of the shares of the Company's Common Stock present (or represented by proxy) and entitled to vote at the 1997 Annual Meeting is required to elect each of the nominees as directors for the ensuing year or until their successors are elected and have qualified. All of the nominees are members of the present Board of Directors. If for any reason any nominee shall be unavailable for election to the Board of Directors, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees listed below will be unable to serve if elected to office.

CERTAIN INFORMATION CONCERNING THE NOMINEES FOR DIRECTOR FOLLOWS:

                   NAME                                       BIOGRAPHICAL INFORMATION
                   ----                                       ------------------------
James H. Michael (age 76).................    Mr. James H. Michael has served as Chairman of the Board
                                              of ENStar since March 1996. Prior to the Reorganization,
                                              Mr. Michael served on the Board of Directors of NSU and
                                              was the Chairman of the Board prior to July 1991. Also
                                              prior to the Reorganization, Mr. Michael was Chairman of
                                              the Board of Michael. Mr. Michael is the father of
                                              Jeffrey J. Michael, ENStar's President and Chief
                                              Executive Officer.
Miles E. Efron (age 70)...................    Mr. Miles E. Efron has served on the Board of Directors
                                              of ENStar since March 1996. Prior to the Reorganization,
                                              Mr. Efron served as Chairman of the Board of Directors
                                              of NSU since July 1991. Mr. Efron was President and
                                              Chief Executive Officer of NSU from October 1988 to
                                              December 31, 1990, and was Senior Vice President of NSU
                                              from 1985 until October of 1988. Mr. Efron also is a
                                              director of Michael and Editek, Inc.
Richard J. Braun (age 52).................    Mr. Richard J. Braun has served as a director of ENStar
                                              since March 1996. Prior to the Reorganization, Mr. Braun
                                              served on the Board of Directors of NSU since 1994. He
                                              currently serves as Chief Executive Officer of Silicon
                                              Biology, Inc., a technology company specializing in
                                              genetic classification technology, and as a principal of
                                              Excelsior Investment Group Ltd. Mr. Braun was the
                                              Managing Director of Headwaters Capital Management
                                              L.L.C. during 1995. From 1992-1994, Mr. Braun served as
                                              Chief Operating Officer and a Director of Employee
                                              Benefit Plans, Inc., and from 1989-1991 was Executive
                                              Vice President, Chief Operating Officer and a Director
                                              of Reich and Tang L.P., a publicly held investment
                                              advisor and broker-dealer. From 1988-1989, Mr. Braun
                                              served as President and Chief Executive Officer of Super
                                              Cycle, Inc., a former subsidiary of NSU. Mr. Braun also
                                              is a director of RSI Systems, Inc. and Editek, Inc.

Jeffrey J. Michael (age 40)...............  Mr. Jeffrey J. Michael has served as the President and Chief
                                            Executive Officer of the Company since March 1996. Mr. Michael was an initial director and officer (serving as President and Secretary) of
                                            ENStar at the time it was organized by NSU in December 1995. Prior to the closing of the Reorganization, Mr. Michael served as President and Chief Executive Officer of NSU since December 1990. Mr. Michael served as Vice President-Finance from April 1989 to December 1990.
                                            Prior to April 1989, Mr. Michael was employed by NSU in various capacities. Mr. Michael originally was elected as a director of NSU in 1987. Mr. Michael is the son of James H. Michael. Mr. Michael also is a director of Michael and CorVel.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors met once in 1996 and all other actions by the Board of Directors were effected by written consent. The Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee, consisting of Mr. Efron and Mr. Braun, did not meet in 1996. The Audit Committee will review and make recommendations and reports to the Board with respect to (i) the independent auditors, (ii) the quality and effectiveness of internal controls, (iii) engagement or discharge of the independent auditors, (iv) professional services provided by the independent auditors, and (v) the review and approval of major changes in the Company's accounting principals and practices.

     The Compensation Committee, consisting of Mr. Efron and Mr. Braun, met once in 1996. The Compensation Committee considers and recommends to the Board salaries, bonuses and other remuneration for the Company's executive officers. This committee also administers the ENStar 1996 Stock Incentive Plan (the "Stock Incentive Plan").

     During 1996, all of the directors attended the meeting of the Board of Directors and Messrs. Efron and Brown both attended the meeting of the Compensation Committee.

COMPENSATION OF DIRECTORS

     During 1996, none of the directors of the Company received director fees for serving as directors. In 1997, the Company's non-employee directors will receive an annual retainer of $8,000 for serving as members of the Company's Board of Directors. Directors incurring travel expenses to attend meetings will be reimbursed in full. Members of committees will receive an additional $300 for each committee meeting they attend.

     Under the Stock Incentive Plan, each non-employee director of ENStar, upon his or her initial election as a director, will be granted an option to purchase 4,000 shares of Common Stock. Commencing with the 1997 Annual Meeting, each non-employee director of ENStar also will be granted an option to purchase 1,000 shares of Common Stock on the date of the annual meeting of shareholders each year if the director will remain in office immediately following such meeting. The exercise price of each option is equal to 100 percent of the fair market value per share on the date of grant. Such options are non-qualified stock options, become exercisable six months after the date of grant and terminate on the fifth anniversary of the date of grant or earlier, under certain circumstances.

     In connection with their election as directors and the adoption of the Stock Incentive Plan, each of Messrs. James H. Michael, Efron and Braun were granted an option to purchase 4,000 shares of Common Stock. The exercise price of such options is $9.00 per share.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors (the "Committee") establishes the specific compensation for the Company's executive officers who do not have direct operating responsibilities at one of the Company's operating subsidiaries. After consideration of Committee recommendations, the full Board of Directors reviews and approves the salaries and bonuses of such executive officers. The Committee also is responsible for administering the Company's Stock Incentive Plan. Compensation for officers of the Company's operating subsidiaries, Americable and Transition, generally is determined by the Company's Chief Executive Officer, consistent with the salary structure and bonus programs at such operating subsidiaries.

EXECUTIVE COMPENSATION PHILOSOPHY AND GOALS

     The Company has only two executive officers who do not have direct operating responsibilities at either of its operating subsidiaries, Jeffrey J. Michael, President and Chief Executive Officer, and Peter E. Flynn, Executive Vice President. The compensation arrangements for Messrs. Michael and Flynn are designed to motivate and reward these executives for attaining financial and strategic objectives essential to the Company's overall success and continued growth, while at the same time allowing the Company to retain high caliber executives. Each of Messrs. Michael and Flynn previously were executive officers of NSU. The key components of the Company's compensation programs are base salary, cash bonuses and, to a lesser extent, stock options.

     The Company's other named executive officers include Thomas S. Wargolet, Chief Financial Officer and Secretary of the Company, who is also Vice President -- Finance and Operations of Americable, and C.S. Mondelli, who is President and Chief Executive Officer of Transition. The compensation arrangements for Messrs. Wargolet and Mondelli are designed to motivate and reward these executives primarily for the financial performance of Americable and Transition, respectively; although, certain of Mr. Wargolet's compensation is based on his additional responsibilities as an executive officer of the Company.

BASE SALARIES

     The Committee generally believes executive officers' base salaries should be moderate, yet competitive in relation to salaries commanded by persons in similar positions; however, the Committee also believes that a substantial portion of each executive officer's compensation should be contingent and based on the Company's and such officer's performance. In February 1996, in anticipation of the consummation of the Reorganization and spin-off of the Company as an independent public company, an independent executive compensation consultant was engaged to advise the Committee concerning the establishment of compensation programs for the Company's executive officers consistent with these general policies. The compensation consultant also reviewed the compensation programs at the Company's operating subsidiaries. Based on the advice of such consultant and other factors described below, the Committee established base salaries for each of Messrs. Michael, Flynn and Wargolet. Neither the Committee nor such consultant, however, conducted formal salary comparisons or surveys in determining the compensation levels for the Company's executive officers.

     The base salary of each named executive officer will be reviewed annually and is expected to be set on the basis of personal performance, relative importance of the functions the officer performs, scope of the officer's ongoing responsibilities and estimated salary levels in effect at comparable companies for comparable positions. The weight given to each of these factors will vary between individuals and is expected to be a subjective determination by the Committee or, in the case of the named executive officers at the Company's operating subsidiaries, the Company's Chief Executive Officer after consultation with the members of the Committee.

CASH BONUSES

     Annual bonuses for executives with direct operating responsibility at the Company's operating subsidiaries are designed to reward such executives for personal contributions to the success of such operating subsidiary and generally are earned under a structured formula. Individual performance targets are established based on an annual operating budget, which is submitted for review and approved by the Chief Executive Officer of the Company after consultation with the members of the Committee. At the end of the calendar year, the Chief Executive Officer evaluates actual financial performance against individual performance targets. The potential cash bonuses range from 10% to 30% of the executive's annual base salary, beginning when operating profits exceed minimum levels of performance (80% of budget) and increasing incrementally up to the maximum when the profits equal or exceed a superior performance target (120% of budget).

     The Committee has not determined the manner in which incentive bonuses for Messrs. Michael and Flynn will be calculated. It presently is anticipated that annual cash bonuses for such officers will be largely discretionary based on each such officer's contribution to the achievement of certain strategic goals of the Company.

STOCK OPTIONS

     In March 1996, in anticipation of the Reorganization, the Company approved the grant of non-qualified stock options to Messrs. Michael, Flynn and Wargolet pursuant to the Stock Incentive Plan. The number of shares subject to such options was determined by the Committee after consultation with the Company's executive compensation consultant. No formal survey of the level of stock option awards made to persons holding similar positions at comparable companies was conducted. It is anticipated that additional stock options periodically will be granted to the Company's executive officers. Due to its limited corporate staff, however, the Committee does not intend to establish formal policies or formulas for determining the timing, amount or particular vesting schedules for stock option awards. At the parent company level, the Committee believes that the limited use of stock options for the Company's corporate staff will motivate executives to achieve positive long-term financial results increasing shareholder value.

     With respect to officers of the Company's operating subsidiaries, the Company has caused each of its operating subsidiaries, Americable and Transition, to establish separate stock option programs at the operating subsidiary level. Mr. Wargolet and Mr. Mondelli each participate in the stock option program at Americable and Transition, respectively. The amount of the stock option awards made pursuant to such programs in 1996 was determined by the Company's Chief Executive Officer after consultation with the Board of Directors of NSU. The Committee believes that the use of separate stock option programs at the operating subsidiary level will cause those persons with operating responsibilities at an operating subsidiary to focus more directly on the performance of such subsidiary.

1996 EXECUTIVE COMPENSATION

     During 1996, Mr. Jeffrey J. Michael, as President and Chief Executive Officer of NSU, had overall responsibility for the strategic direction of NSU and the performance of NSU's operating subsidiaries, Americable and Transition. Further, Mr. Michael had overall responsibility concerning the Reorganization, which closed in February 1997. All of Mr. Michael's compensation for 1996 was paid by NSU. Mr. Michael first was elected President of NSU in December 1990, and was elected President of ENStar at the time of its initial organization. Mr. Michael is not a party to an employment agreement.

     In March 1996, the Committee established base annual salaries for Messrs. Michael, Flynn and Wargolet of $175,000, $150,000 and $90,000, respectively. These base salaries were established after reviewing the historical compensation paid to each of these officers by NSU and their respective new responsibilities at the Company. Mr. Michael's compensation at NSU in 1996 consisted solely of his base salary of $235,000. Mr. Michael did not participate in NSU's incentive bonus program and was not granted stock options. As the Chief Executive Officer of ENStar, Mr. Michael will receive a base salary of $175,000 in 1997, and will be eligible to receive an annual cash bonus. Further, Mr. Michael received a non-qualified stock option to purchase 28,500 shares of Common Stock in 1996 under the Stock Incentive Plan and will be eligible for further stock option grants under the plan. While the Committee consulted with an independent executive compensation consultant, as discussed above, concerning Mr. Michael's proposed compensation package, the Committee did not conduct a formal survey of compensation packages for chief executive officers at other comparable companies.

     This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by referencing this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                          Miles E. Efron
                                          Richard J. Braun
                                          Members of the Committee

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the President and Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") as of the year ended December 31, 1996, the first year in which the Company commenced operations.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                  ANNUAL COMPENSATION*   COMPENSATION
                                                  --------------------   ------------     ALL OTHER
                                                   SALARY      BONUS        STOCK        COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR      ($)        ($)      OPTIONS (#)       (9)(10)
       ---------------------------         ----    ------      -----     -----------     ------------
Jeffrey J. Michael(1)....................  1996    $     --    $    --      28,500          $   --
  President and Chief Executive Officer
Peter E. Flynn(2)........................  1996          --         --      23,500              --
  Executive Vice President
Thomas S. Wargolet(3)....................  1996      87,231     26,100      49,250(6)        2,890
  Chief Financial Officer and Secretary
C.S. Mondelli(4).........................  1996     120,000     24,000      70,000(7)        2,769
  President and Chief Executive Officer
  of Transition
Gary L. Eizenga(5).......................  1996     165,577     65,000     150,000(8)        4,750
  Former President and Chief Executive
  Officer of Americable

-------------------------
  * During 1996, the Company was a wholly owned subsidiary of NSU, a corporation subject to the reporting requirements of the Securities Exchange Act of 1934.

 (1) During 1996, Mr. Michael did not receive any cash compensation from the Company. Mr. Michael did receive an annual salary of $235,000 from NSU, and $7,196 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Michael pursuant to NSU's 401(k) Plan, and $2,446 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Michael.

 (2) During 1996, Mr. Flynn did not receive any cash compensation from the Company. Mr. Flynn did receive an annual salary of $161,330 and a bonus of $100,000 from NSU, and $6,889 in other compensation, $4,750 of which represents amounts contributed by NSU for the benefit of Mr. Flynn pursuant to NSU's 401(k) Plan, and $2,139 of which represents life and disability insurance premiums paid by NSU for the benefit of Mr. Flynn.

 (3) Mr. Wargolet's 1996 salary and bonus were paid by Americable.

 (4) Mr. Mondelli's 1996 salary and bonus were paid by Transition.

 (5) Mr. Eizenga's 1996 salary and bonus were paid by Americable. Mr. Eizenga's employment with Americable was terminated in February 1997.

 (6) Includes options to purchase 35,000 shares of Americable common stock.

 (7) Represents options to purchase shares of Transition common stock.

 (8) Represents options to purchase shares of Americable common stock.

 (9) Represents amounts contributed to the NSU 401(k) Plan for the benefit of each of the Named Executive Officers in the following amounts: Mr. Wargolet, $2,890; Mr. Mondelli, $2,769; and Mr. Eizenga, $4,750. Only payments made in 1996 to Mr. Wargolet, Mr. Mondelli and Mr. Eizenga by Transition and Americable are reported. No years prior to fiscal 1996 are reported as the Company was a wholly owned subsidiary of NSU, a corporation subject to the reporting requirements of the Securities Exchange Act of 1934.

(10) None of the Named Executive Officers held or received any awards of restricted shares.

                                 STOCK OPTIONS

OPTION GRANTS DURING 1996

     The following table sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 1996:

                                                                                              POTENTIAL REALIZABLE
                                   NUMBER OF      PERCENT OF                                    VALUE AT ASSUMED
                                   SECURITIES    TOTAL OPTIONS    EXERCISE                   ANNUAL RATES OF STOCK
                                   UNDERLYING     GRANTED TO      PRICE OR                     PRICE APPRECIATION
                                    OPTIONS        EMPLOYEES        BASE                       FOR OPTION TERM(3)
                                    GRANTED        IN FISCAL      PRICE/SH.    EXPIRATION    ----------------------
             NAME                    (#)(1)       YEAR(%)(2)         ($)          DATE         5%($)       10%($)
             ----                  ----------    -------------    ---------    ----------      -----       ------
Jeffrey J. Michael.............      28,500          37.0%          $9.00       03/05/06      $161,311     $408,795
Peter E. Flynn.................      23,500          30.5            9.00       03/05/06       133,011      337,077
Thomas S. Wargolet.............      14,250          18.5            9.00       03/05/06        80,656      204,397
                                     35,000(4)       10.1            0.82       12/02/06        18,049       45,740
C.S. Mondelli..................      70,000(5)       24.5            1.25       10/01/06        55,028      139,452
Gary L. Eizenga................     150,000(4)       43.5            0.82       12/02/06        77,354      196,030

-------------------------
(1) Unless otherwise indicated, each option represents the right to purchase one share of Common Stock. The options shown in this table are all non-qualified stock options granted pursuant to the Stock Incentive Plan. The options to purchase shares of Common Stock granted to Messrs. Michael, Flynn and Wargolet for 28,500 shares, 23,500 shares and 14,250 shares, respectively, become exercisable with respect to 25% of such shares over a period of four years from the date of grant and have a term of ten years. The options to purchase shares of Americable common stock granted to Mr. Wargolet for 35,000 shares are exercisable with respect to 20% of such shares on the date of grant and on each anniversary of the date of grant during the four year period thereafter, and have a term of ten years. The options to purchase shares of Americable common stock granted to Mr. Eizenga for 150,000 shares were exercisable with respect to 50% of such shares on the date of grant, 20% on each second and third anniversary of the date of grant and 10% on the third anniversary of the date of grant, and had a term of ten years. The options granted to Mr. Eizenga were terminated in February 1997. The options to purchase shares of Transition common stock granted to Mr. Mondelli for 70,000 shares are exercisable with respect to 20% of such shares on the date of grant and on each February 20 during the four year period following the date of grant, and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which ENStar, Americable or Transition, as the case may be, is not the surviving corporation, a transfer of all the stock of ENStar, Americable or Transition, as applicable, a sale of substantially all the assets, or a dissolution or liquidation, of ENStar, Americable or Transition, as applicable.

(2) In 1996, ENStar, Americable and Transition granted employees options to purchase an aggregate of 77,083 shares of Common Stock, 345,000 shares of Americable common stock and 298,500 shares of Transition common stock, respectively.

(3) The compounding assumes a ten year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent ENStar's estimate or projection of future common stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of ENStar, Americable and Transition, as applicable, and overall stock market conditions. The amounts represented in the table may not necessarily be achieved.

(4) Represents the right to purchase shares of common stock of Americable.

(5) Represents the right to purchase shares of common stock of Transition.

         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES

     The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 1996 for the Named Executive Officers:

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                 SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                ACQUIRED      VALUE       OPTIONS AT YEAR END(#)            AT YEAR END($)
                               ON EXERCISE   REALIZED   ---------------------------   ---------------------------
            NAME                   (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Jeffrey J. Michael...........      --          --             --         28,500           --             --
Peter E. Flynn...............      --          --             --         23,500           --             --
Thomas S. Wargolet...........      --          --             --         14,250           --             --
                                   --          --          7,000(1)      28,000(1)        --             --
C.S. Mondelli................      --          --         14,000(2)      56,000(2)        --             --
Gary L. Eizenga..............      --          --         75,000(1)      75,000(1)        --             --

-------------------------
(1) Represents the right to purchase shares of common stock of Americable.

(2) Represents the right to purchase shares of common stock of Transition.

     The options to purchase Americable common stock and Transition common stock granted to certain of the Named Executive Officers in 1996 were granted pursuant to the Americable, Inc. 1996 Stock Option Plan (the "Americable Plan") and the Transition Networks, Inc. 1996 Stock Option Plan (the "Transition Plan"), respectively. There are 5,000,000 shares of Americable common stock currently outstanding and 600,000 shares of Americable common stock reserved for issuance under the Americable Plan. Options to purchase 345,000 shares were granted in 1996 under the Americable Plan. There are 3,500,000 shares of Transition common stock currently outstanding and 560,000 shares of Transition common stock reserved for issuance under the Transition Plan. Options to purchase 285,250 shares were granted in 1996 under the Transition Plan. The exercise price of the options granted pursuant to the Americable Plan was determined by the Board of Directors of Americable, based on the then current fair value of the common stock. The exercise price of the options granted pursuant to the Transition Plan also was determined by the Board of Directors of Transition, based on the then current fair value of the common stock. Pursuant to the terms of the applicable option agreements under the plans, the shares of common stock that may be purchased pursuant to the options are subject to restrictions on transfer and certain repurchase rights by each of the respective issuers and by ENStar, based on a valuation formula. The option agreements also include certain covenants with respect to nondisclosure of confidential information and non-competition.

     Prior to the termination of his employment with Americable, Gary Eizenga was a party to a stock option agreement pursuant to which he was granted an option to purchase from NSU up to approximately 2.5% of then outstanding shares of Americable, subject to a price per share equal to the book value per share as of September 30, 1989. In December 1996, in connection with the grant of a new option to purchase 150,000 shares of common stock of Americable, Mr. Eizenga agreed to terminate the earlier stock option agreement.

     In connection with the termination of his employment with Americable, Mr. Eizenga and the Company entered into an agreement pursuant to which the Company will pay Mr. Eizenga $1,000 a month starting May 1, 1997, and ending December 1, 1998, for a total payment of $20,000.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Wargolet is a party to an employment contract with Americable which provides that Mr. Wargolet is entitled to receive his base salary for six months subsequent to the termination of his employment by Americable without cause.

RELATED PARTY TRANSACTION

     On April 2, 1996, Mr. Efron, a director of the Company, and NSU entered into a promissory note for $169,200, plus interest at the "reference rate" of interest announced from time to time by First Bank National Association, Minneapolis, Minnesota, to be repaid in four equal annual installments. Mr. Efron used such funds to exercise stock options to purchase shares of common stock of NSU, as permitted under the terms of the applicable NSU stock option plan. Mr. Efron's note to NSU was assigned to the Company in connection with the Reorganization. The largest amount outstanding under the note was $183,915.76 on April 22, 1997, the date Mr. Efron repaid the promissory note in full.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company as of May 1, 1997 with respect to
(i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

                                                               AMOUNT AND
                                                               NATURE OF         PERCENT
                                                               BENEFICIAL          OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP(1)        CLASS
            ------------------------------------              ------------       -------
James H. Michael............................................   1,044,465(2)       31.6%
Jeffrey J. Michael..........................................     875,123(3)       26.5%
Miles E. Efron..............................................     141,966(4)        4.3%
Peter E. Flynn..............................................       5,875(5)           *
Thomas S. Wargolet..........................................       4,362(6)           *
Richard J. Braun............................................       4,000(7)           *
C.S. Mondelli...............................................          --             --
Heartland Advisors, Inc.....................................     331,200(8)       10.0%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
All officers and directors as a group (7 persons)...........   2,075,791(9)       62.8%

-------------------------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2) Includes 952,164 shares of Common Stock held by 4J2R1C Limited Partnership, as to which Mr. James H. Michael, as managing general partner, exercises sole voting and dispositive power. Mr. James H. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. Jeffrey J. Michael. Also includes 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(3) Includes 865,666 shares of Common Stock held by 3J2R Limited Partnership, as to which Mr. Jeffrey J. Michael, as general partner, exercises sole voting and dispositive power. Mr. Jeffrey J. Michael has disclaimed any beneficial ownership of the shares beneficially owned by Mr. James H. Michael. Includes 7,125 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(4) Includes 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(5) Includes 5,875 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(6) Includes 3,562 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(7) Includes 4,000 shares of Common Stock issuable pursuant to Currently Exercisable Options.

(8) Based on information in a Schedule 13G Report showing information as of February 14, 1997, and indicating that Heartland Advisors, Inc. has sole voting power over 292,633 of such shares and sole dispositive power over all such shares.

(9) Shares shown as beneficially owned include 28,562 shares not outstanding, but which may be acquired pursuant to Currently Exercisable Options.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     The Company believes that during the year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with and filed on a timely basis.

                                    AUDITORS

     The Board of Directors of the Company intends to appoint Grant Thornton as independent auditors for the Company for the year ending December 31, 1997. Grant Thornton audited the financial statements of the Company for the year ended December 31, 1996. Representatives of Grant Thornton will be present at the Annual Meeting and will be given an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions raised at the meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to present to the meeting any matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and the form of proxy, including the reimbursement of banks, brokers and other nominees for forwarding proxy materials to beneficial owners, will be borne by the Company. Proxies also may be solicited personally or by telephone by Directors, officers and regular employees of the Company who will receive no additional compensation.

                           PROPOSALS OF SHAREHOLDERS

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with proxy rules. The Company's annual meeting of shareholders for the year ending December 31, 1997 is expected to be held on or about June 15, 1998, and the proxy materials in connection with that meeting are expected to be mailed on or about May 15, 1998. Shareholder proposals for that meeting must be prepared in accordance with the proxy rules and received by the Company on or before January 1, 1997.

                                          By Order of the Board of Directors

                                          Jeffrey J. Michael

                                          Jeffrey J. Michael
                                          President and Chief Executive Officer
May 23, 1997

================================================================================
                                  ENSTAR, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints Jeffrey J. Michael and Thomas
       S. Wargolet, as proxies, each with the power to appoint a substitute, and hereby authorizes them to present and to vote, as designated below, all shares of common stock of ENStar, Inc. (the "Company") the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held on June 26, 1997, and at all adjournments thereof:

                   ELECTION OF DIRECTORS:
                   [ ]  FOR all nominees listed below             [ ]  WITHHOLD AUTHORITY
                        (except as marked to the contrary below)       to vote for all nominees listed
                                                                       below
               TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NAME IN THE LIST
                                                         BELOW:
                        James H. Michael, Miles E. Efron, Richard J. Braun, Jeffrey J. Michael

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
       DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
       MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE ABOVE ITEMS.

                                            INSTRUCTIONS: Please sign
                                            exactly as your name appears
                                            on the label affixed hereto.
                                            When shares are held by joint
                                            tenants, both should sign.
                                            When signing as attorney,
                                            executor, administrator,
                                            trustee or guardian, please
                                            give full title as such. If a
                                            corporation, please sign in
                                            the full corporate name by an
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            Dated  , 1997

                                            ------------------------------
                                                      Signature

                                            ------------------------------
                                                  Please print name

                                            ------------------------------
                                              Signature if held jointly

                                            ------------------------------
                                                  Please print name

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. A RETURN ENVELOPE IS
                         ENCLOSED FOR YOUR CONVENIENCE.